UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2021

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 14, 2021, each of John Bean Technologies Corporation (the “Company”) and John Bean Technologies Europe B.V. (the “Dutch Borrower” and together with the Company, the “Borrowers”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto. The Credit Agreement provides for a $1.3 billion revolving credit facility, which matures on December 14, 2026, with a sublimit of $800 million on borrowings by the Dutch Borrower. In addition, the Company may cause the commitments to increase (by way of additional revolving loan capacity or term loans) by up to an amount equal to the sum of (i) $300 million, plus (ii) the amount of additional indebtedness that would not cause the Company’s Secured Net Leverage Ratio (as defined in the Credit Agreement) for the four consecutive fiscal quarters most recently ended, calculated on a pro forma basis after giving effect to the incurrence of such additional indebtedness and any permitted acquisition to be consummated using the proceeds of such additional indebtedness, to exceed 3.00 to 1.00. Any such increase will be subject to the approval of the applicable lenders providing such additional financing. At closing, borrowings under the Credit Agreement were used to repay in full all outstanding indebtedness under the Borrowers’ existing credit agreement. Borrowings under the Credit Agreement may be used for working capital and general corporate purposes, including permitted acquisitions.

The Borrowers’ obligations under the Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries, and the Dutch Borrower’s obligations under the Credit Agreement are guaranteed by certain of the Company’s Dutch subsidiaries (collectively, the “Subsidiary Guarantors”) and the Company. The Borrowers’ obligations under the Credit Agreement are secured by a first-priority security interest in substantially all of the tangible and intangible personal property of the Borrowers and the domestic Subsidiary Guarantors and a pledge of the capital stock of each existing or subsequently acquired or organized domestic Subsidiary Guarantor. The Dutch Borrower’s obligations under the Credit Agreement and the Company’s guaranty thereof will be secured by a pledge of the Dutch Borrower’s equity interests held by the Company, a pledge of the equity interests of the Dutch Borrower’s Dutch subsidiaries and a pledge of any future material foreign subsidiaries held directly by a U.S. entity (in each case, limited to 65% of the voting stock and 100% of the non-voting stock of any such foreign subsidiary).

Revolving loans designated by the Borrowers as “ABR Borrowings” (which must be denominated in U.S. dollars) that are outstanding under the Credit Agreement bear interest at a rate per annum equal to an alternate base rate, which is the greater of Wells Fargo’s Prime Rate, the Federal Funds Rate plus 50 basis points, and (i) prior to the USD LIBOR Transition Date (as defined in the Credit Agreement), LIBOR plus 1%, and (ii) after the USD LIBOR Transition Date, the sum of (A) either (1) Adjusted Term SOFR (as defined in the Credit Agreement) for a one-month tenor in effect on such day or (2) Adjusted Daily Simple RFR (as defined in the Credit Agreement) for Dollars in effect on such day plus (B) 1.00%, plus an applicable margin depending on the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement). Revolving loans designated by the applicable Borrower as “Eurocurrency Borrowings” (which may be denominated in any Agreed Currency (as defined in the Credit Agreement) selected by the applicable Borrower, including U.S. dollars) that are outstanding under the Credit Agreement bear interest at a rate per annum equal to the greater of (i) a eurocurrency rate of LIBOR (or other comparable rates for certain currencies) and (ii) the Floor (as defined in the Credit Agreement), plus an applicable margin depending on the Company’s Total Net Leverage Ratio. The applicable margin ranges from 0.075% to 0.950% for ABR Borrowings and from 1.075% to 1.950% for Eurocurrency and RFR Borrowings. In addition, the Company must pay an annual commitment fee to the lenders of 0.15% to 0.30%, depending on the Company’s Total Net Leverage Ratio.

The Credit Agreement provides that the Company is subject to a maximum Secured Net Leverage Ratio of not more than 3.50 to 1.00 and an Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 3.50 to 1.00. The Company has the option to temporarily increase the maximum allowable Secured Net Leverage Ratio to 4.00 to 1.00 following the completion of a permitted acquisition, or a series of permitted acquisitions within a 12-month period, having aggregate consideration in excess of $100 million (the “leverage ratio increase option”). If exercised, the leverage ratio increase option will remain in effect for four consecutive fiscal quarters (beginning with the quarter in which the permitted acquisition, or the last permitted acquisition in a series of permitted acquisitions for aggregate consideration in excess of $100 million, is consummated), unless revoked earlier by the Company.

In addition, the Credit Agreement includes customary negative covenants, subject to certain exceptions, restricting or limiting the Company’s and its subsidiaries’ ability to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain mergers and acquisitions; (iii) make dividends and stock repurchases and voluntary prepayments of subordinated debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) enter into sale/leaseback transactions; (ix) enter into swap agreements; (x) enter into agreements restricting subsidiaries’ ability to pay dividends or make distributions; and (xi) modify subordinated debt documents.

The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Borrowers may be required immediately to repay all amounts outstanding under the Credit Agreement and the commitments from the Lenders may be terminated. Lenders holding more than 50% of the loans and commitments under the Credit Agreement or the administrative agent may elect to accelerate the maturity of the loans and/or terminate the commitments under the Credit Agreement upon the occurrence and during the continuation of an event of default.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed on our Form 10-K for the year ended December 31, 2021.

Item 1.02    Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: December 20, 2021	By:	/s/ Jessi L. Corcoran
	Name	Jessi L. Corcoran
	Title	Vice President, Corporate Controller and duly authorized officer
(Principal Accounting Officer)